UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2023

Angel Oak Mortgage REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 22, 2023, the Mortgage Loan Purchase Agreement dated effective as of October 1 2018 between Angel Oak Mortgage Fund TRS (“AOMFTRS”), a wholly-owned subsidiary of Angel Oak Mortgage REIT, Inc. (the “Company”) and Angel Oak Mortgage Solutions LLC (“AOMS”) was amended and restated in its entirety to provide for, among other amendments (i) explicit interim servicing provisions, (ii) clarity regarding early payoff and early payment default periods and remedies, and (iii) updates to other terms bringing them to to current standards comparable to those in the current market environment.
Additionally, on May 19, 2023, the Company’s affiliated mortgage originators provided a guarantee of payment and performance in favor of AOMFTRS from AOMS as to a specific loan originated by Angel Oak Home Loans LLC and sold to AOMFTRS.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 10.1    Amended and Restated Mortgage Loan Purchase Agreement by and between Angel Oak Mortgage Fund TRS and Angel Oak Mortgage Solutions LLC, dated May 22, 2023
Exhibit 10.2    Guarantee by and between Angel Oak Mortgage Solutions, LLC, Angel Oak Home Loans LLC, in favor of Angel Oak Mortgage Fund TRS dated May 19, 2023
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2023	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer